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                                                FILED PURSUANT TO RULE 424(b)(3)
                                                  REGISTRATION NO. 333-140436-10


SUPPLEMENT

(TO PROSPECTUS SUPPLEMENT DATED APRIL 26, 2007

TO PROSPECTUS DATED MARCH 22, 2007)

                           $476,443,000 (APPROXIMATE)

                C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                SERIES 2007-CB4

              CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC
                                    SPONSOR

                            LITTON LOAN SERVICING LP
                                    SERVICER

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR

      Notwithstanding anything to the contrary in the attached Prospectus Supplement, dated April 26, 2007 (the "Prospectus Supplement"), the following section is hereby deleted and replaced as follows:

   (i) On page S-60, delete the definition of "Overcollateralization Floor" and replace it with the following:

       "Overcollateralization Floor" means, (x) on or before the Distribution Date in April 2027, 0.50% of the Pool Balance as of the Cut-off Date and
       (y) after the Distribution Date in April 2027, the greater of (1) 0.50% of the Pool Balance as of the Cut-off Date and (2) the Pool Balance of the Mortgage Loans that have a maturity term of greater than 30 years plus 0.10% of the Pool Balance as of the Cut-off Date.

      All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.

                             ---------------------

                     The date of this Supplement is May 8, 2007.